Exhibit 10.2

THE EXECUTIVE NONQUALIFIED EXCESS PLANADOPTION
AGREEMENT

        THIS AGREEMENT is made the 1st day of March, 2002, by Midland Credit Management, Inc. (the “Employer”), having its principal office at 5775 Roscoe Court, San Diego, CA 92123 and EXECUTIVE BENEFIT SERVICES, INC. (the “Sponsor”), having its principal office at 434 Fayetteville Street, Suite 1160, Raleigh, North Carolina 27601.

W I T N E S S E T H:

      WHEREAS, the Sponsor has established The Executive Nonqualified Excess Plan (the "Plan"); and

        WHEREAS, the Employer desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan, for the benefit of the Employer’s

        NOW, THEREFORE, the Employer hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

ARTICLE I

        Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

        This Adoption Agreement may only be used in connection with The Executive Nonqualified Excess Plan. The Sponsor will inform the Employer of any amendments to the Plan or of the discontinuance or abandonment of the Plan. For questions concerning the Plan, the Employer may call the Sponsor at (919) 833-1042.

ARTICLE II

        The Employer hereby makes the following designations or elections for the purpose of the Plan [Section references below correspond to Section references in the Plan]:

© 2000 Executive Benefit Services, Inc.

        2.4      Adjustment Date:    The Deferred Compensation Account of Participants shall be adjusted for the amount of any Salary Deferral Credits, Employer Matching Credits and Employer Performance Incentive Credits to such account on the last business day of each Plan Year and such other times as may be designated below

XX	Each day securities are traded on a national stock exchange.

         2.9       Compensation:     The "Compensation" of a Participant shall mean all of each Participant's:

XX	(i)	annual base salary.

XX	(ii)	annual bonus.

Notwithstanding the foregoing, Compensation SHALL include Salary Deferral Credits under this Plan and amounts contributed by the Participant pursuant to a Salary Deferral Agreement to another employee benefit plan of the Employer which are not includible in the gross income of the Employee under Section 125, 402(e)(3), 402(h) or 403(b) of the Code.

       2.13      Effective Date:

XX This is a newly established Plan, and the Effective Date of the Plan is March 1, 2002.

        2.20      Normal Retirement Age:    The Normal Retirement Age of a Participant shall be:

XX	Age 65

     2.22       Participating Employer(s): As of the Effective Date, the following Participating Employer(s) are parties to the Plan:

Name of Employer	Address	Telephone No.	EIN
Midland Credit Management, Inc.	5775 Roscoe Court	(858) 309-6970	48-0581733
San Diego, CA 92123

     2.23       Plan:    The name of the Plan as applied to the Employer is:
                                      Midland Credit Management, Inc. Excess Plan

     2.24      Plan Administrator:    The Plan Administrator shall be

XX	Committee.

      2.25      Plan Year:    The Plan Year shall be the 12 consecutive calendar month period ending on the last day of the month of December, and each anniversary thereof.

      2.33      Trust:

XX	The Employer does desire to establish a “rabbi” trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan.

      2.35      Years of Service:     For vesting purposes, Years of Service of a Participant shall be calculated from the date designated below:

XX	First Day of Service.

        3.1      Salary Deferral Credits:    A Participant may elect to have his Compensation (as selected in Section 2.9 of this Adoption Agreement) reduced by the following percentage or amount per pay period, or for a specified pay period or periods, as designated in writing to the Committee:

XX	(i)	annual base salary:

minimum deferral: $ or 5%
maximum deferral: $ or 50%

XX	(ii)	annual bonus:

minimum deferral: $ or 5%
maximum deferral: $ or 50%

      3.1.3      Termination of Salary Deferrals:     A Participant may terminate his Salary Deferral Agreement effective as of:

XX	the first full payroll period commencing after the date written notice of the termination is received by the Committee.

      3.2       Employer Matching Credits:     The Employer may make matching credits to the Deferred Compensation Account of each Participant in an amount determined as follows:

XX	The Employer shall decide from year to year whether matching credits will be made and shall notify Participants annually of the manner in which matching credits will be calculated for the subsequent year.

      3.3       Employer Performance Incentive Credits:     The Employer may make performance incentive credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

XX	No Employer performance incentive credits provision.

      4.1      Death of a Participant:     If the Participant dies while in Service, the Employer shall pay a benefit to the Beneficiary in an amount equal to the Accrued Benefit of the Participant determined as of the date payments to the Beneficiary commence, plus:

XX	An amount to be determined by the Committee.

      4.4.2       Early Retirement:     The Employer may elect to provide for Early Retirement. If Early Retirement is permitted, it shall be subject to the following eligibility requirements:

XX	Completion of 3 Years of Service and attainment of age 55 .

      5.1       Regular In-Service withdrawals:

XX	The Employer does elect to permit regular in-service withdrawals by a Participant from his Deferred Compensation Account.

      5.3       "Haircut" Withdrawals:

XX	The Employer does elect to permit "haircut" withdrawals by a Participant from his Deferred Compensation Account.

Specify percentage (not less than 10%) of amount withdrawn that shall be forfeited: 10%

      5.4       College Education Withdrawals:

XX	The Employer does elect to permit college education withdrawals by a Participant from his Deferred Compensation Account.

      6.1      Payment Options:     Any benefit payable under the Plan may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant upon his entry into the Plan:

XX	A lump sum in cash as soon as feasible following the date Participant's service with the Employer terminates for any reason (including Retirement, Disability or death).

XX	Approximately equal annual installments over a term no longer than 10 years as elected by the Participant upon his entry into the Plan.

XX	Payment of the benefit shall commence as of the following date

XX	The first business day of the calendar month following the date Participant's service with the Employer terminates for any reason (including Retirement, Disability or death).

The payment of each annual installment shall be made on the anniversary of the date selected for the commencement of the installment payments in this subsection (ii). The amount of the annual installment shall be adjusted on each anniversary date of the commencement of the installment payments for credits or debits to the Participant's account pursuant to Section 8 of the Plan. Such adjustment shall be made by dividing the balance in the Deferred Compensation Account on each such date (following adjustment on such date) by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to the Participant's account on the date of payment.

      7.       Vesting:

(i)	Vesting of Employer Matching Credits: The nonforfeitable percentage of each Participant in his Accrued Benefit attributable to any applicable Employer Matching Credits shall be as follows:

XX	Number of Years	Vested
	of Service	Percentage

	Less than 1	0%
	1	30%
	2	60%
	3	100%
4%
5%
6%
7%
8%
9%
10%

In addition, the nonforfeitable percentage of each Participant in his Accrued Benefit attributable to any applicable Employer Matching Credits SHALL become 100% vested at the Death or Disability of the Participant.

(ii)	Vesting of Employer Performance Incentive Credits: The nonforfeitable percentage of each Participant in his Accrued Benefit attributable to any applicable Employer Performance Incentive Credits shall be as follows:

XX	Not applicable

In addition, the nonforfeitable percentage of each Participant in his Accrued Benefit attributable to any applicable Employer Performance Incentive Credits SHALL become 100% vested at the Death or Disability of the Participant.

      17.9     Construction:     The provisions of the Plan and Trust (if any) shall be construed and enforced according to the laws of the State of California, except to the extent that such laws are superseded by ERISA.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above stated.

MIDLAND CREDIT MANAGEMENT, INC.
Name of Employer

By:	/s/ Barry R. Barkley
Authorized Person

NOTE:    Execution of this Adoption Agreement creates a legal liability of the Employer with significant tax consequences to the Employer and Participants. The Employer should obtain legal and tax advice from its professional advisors before adopting the Plan. The Sponsor disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement.